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                                                                    EXHIBIT 10.6

                                                                    CONTRACT NO.




                           MASTER RESELLER AGREEMENT
                                    BETWEEN
                        SPRINT/UNITED MANAGEMENT COMPANY
                                      AND
                                VISUAL NETWORKS


This MASTER RESELLER AGREEMENT ("Agreement") effective August 23, 1996 ("Effective Date"), between Sprint/United Management Company, a Kansas corporation, ("Sprint"), with offices located at 8140 Ward Parkway, Kansas City, Missouri 64114 and Visual Networks, a Delaware corporation ("Supplier"), with offices located at 2092 Gaither Road, Rockville, MD 20850.

                                   BACKGROUND

Supplier designs, develops, manufactures, and sells electronic equipment ("Equipment") and firmware and software as further defined in Section 13, below ("Software"), (collectively, "Products"), including auxiliary installation, training, and technical and marketing support services ("Services"); and

Sprint desires to purchase or license various Products and Services from Supplier that Sprint expects to use itself, or resell or sublicense to others solely in association with Sprint network Services provided to Sprint or Sprint's customers ("Customers"), and Supplier is willing to sell and license the Products to Sprint and provide Services subject to the terms of this Agreement.

The parties agree as follows:

1.0      SCOPE

         (a) This Agreement contains the terms that will apply to any contract or purchase order("Order") that Sprint may place with Supplier during the term of this Agreement for Products and Services offered by Supplier more fully described in Exhibit A, attached to and incorporated in this Agreement.

                 In addition, Sprint may issue a non-binding yearly Order ("Blanket Order") which will apply to Products ordered during that year. During a given year, Sprint may amend from time to time the Blanket Order. The parties agree that the Blanket Order does not obligate Sprint to any dollar amount or volume of purchases of Product and is only intended to facilitate in order administration.

                 Under a Blanket Order, Sprint will issue a document for the purchase of Product under it ("Release"). A Release commits Sprint to the purchase of the specific dollar amount or quantity set forth in that Release. In addition, a Release commits Supplier to ship the Product identified in the Release and invoice Sprint in accordance with this Agreement.


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         (b)     The terms of this Agreement control over any additional or inconsistent terms found in any Order under this Agreement or in any acknowledgment or other form used by Supplier, or any exhibits attached to this Agreement.

         (c) The Order becomes a binding obligation of the parties when Supplier signs and returns to Sprint an acceptance copy of the Order or begins performance of the Order, whichever occurs first.

         (d) This Agreement is entered into by Sprint on its own behalf and for the benefit of all Sprint Corporation affiliated entities ("Sprint Affiliates") as set forth in Exhibit C. The term Sprint Affiliate includes: a) controlled Sprint Affiliates, meaning any entity in which Sprint Corporation or its wholly-owned affiliates has practical management control over the entity by virtue of majority stock ownership or an equivalent ownership interest, b) uncontrolled Sprint Affiliates, meaning any entity in which Sprint Corporation directly or indirectly holds an equity or similar interest, but the interest does not give practical management control, or c) remote Sprint Affiliates, meaning parent entities of joint ventures of which Sprint or Sprint Affiliates are a part, telecommunications entities which have an affiliation with those joint ventures, and business customers of Sprint of Sprint Affiliates.

                 Any controlled Sprint Affiliate may automatically execute a Contract Order under this Agreement. Subject to negotiation and upon approval by Sprint's Material & Services Management Department ("M&SM"), Supplier will accept any uncontrolled or remote Sprint Affiliate Contract Order. All references to Sprint refer equally to Sprint Affiliates executing Contract Orders with terms in accordance with this Agreement. No commitment is made by Sprint or any Sprint Affiliate, nor any liabilities accepted, except that set forth in a properly signed Contract Order. All communications and invoices must be directed to the Affiliate issuing the Contract Order under the instructions issued in the Contract Order. Services performed on behalf of any Sprint Affiliate will be billed to or collected from only that Affiliate. Only the Sprint Affiliate issuing a specific Contract Order under this Agreement will incur any obligation or liability to Supplier for any claim which may arise from or relate to that Contract Order.

          (e) Sprint is not committed to purchasing any minimum Order or aggregate dollar volume of Products or Services during the term of this Agreement, however, Sprint may provide monthly and yearly estimates of Product purchases ("Forecast") for planning purposes. Any Forecast provided to Supplier by Sprint is not a commitment on Sprint's part to purchase certain dollar amounts or quantities.


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                                                                    CONTRACT NO.


                 Pricing for Year One of this Agreement is as indicated in Exhibit A, Pricing, Schedule I. If Sprint does not purchase 80% of the amount for the specific period as detailed below, the pricing for the subsequent year will be as indicated in Exhibit A, Pricing, Schedule II. If Sprint purchases 80% or greater than the amount for the specific period, as detailed below, then the pricing will be as indicated in Exhibit A, Pricing, Schedule I, for the subsequent period.

                 Year One of Agreement:    $ ***    (net of applied discounts)
                 Year Two of Agreement:    $ ***    (net of applied discounts)
                 Year Three of Agreement:  $ ***    (net of applied discounts)

                 NOTE: Any purchases made, prior to this Agreement, against the CUSTOMER-SPECIFIC INTEGRATOR PARTNER AGREEMENT between the parties, # CSIP-SP-001, will be included toward Year One's volume.

                 2.0      TERM & TERMINATION

         (a) This Agreement begins on the Effective Date and will remain in force for a period of 3 years unless terminated as provided in this Agreement.

         (b) Either party may terminate this Agreement upon 30 days' prior written notice to the other party if the other party materially breaches the Agreement and fails to cure the breach within 30 days of written notice of the breach.

         (c) Either party may terminate this Agreement upon written notice to the other party, if the other party is placed in liquidation or receivership, if a petition of voluntary or involuntary bankruptcy is filed against it and if the petition is not dismissed within 30 days, or if it fails to satisfy a final and valid court judgment for payment of money.

         (d) This Agreement, including any Order, may be terminated immediately at any time by Sprint without penalty if there is any change in control or ownership of Supplier to a direct competitor of Sprint (as reasonably determined by Sprint). If permitted under applicable securities law, Supplier must give Sprint no less than 30 days written notice of any change in control or ownership of Supplier. This subsection does not apply in the event of Supplier's acquisition as a publicly-traded company.


3.0      PRICE AND TERMS OF SALE

         (a) Prices for the Products and Services for the Term of this Agreement are set forth in Exhibit A.





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*** Confidential Information has been omitted and filed separately with the
Securities and Exchange Commission.


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         (b)     Supplier warrants that the terms of this Agreement and the prices on Exhibit A are no less favorable than the terms given to any third party that purchases or licenses similar Products or Services from Supplier under similar terms and conditions. If Supplier offers more favorable prices and terms to any Customer during the term of this Agreement, the prices and terms will be applicable to Sprint Orders. Supplier warrants that the prices on Exhibit A are complete and include, but are not limited to, purchase price, maintenance fees, taxes, packaging, labeling, custom duties, storage and insurance. In determining whether an agreement is of similar scope and the consideration is less, all the terms of this Agreement and that agreement will be analyzed as a whole.

         (c) Post Term Maintenance. At Sprint's option at the end of the Term, Supplier will offer maintenance Services under the terms of this Agreement at an annual cost not to exceed ***% of the cumulative sales of ASEs, PAMs, PACSs, & MICs, as defined in Exhibit A.

4.0      INVOICING AND PAYMENT

         (a)     Invoices must show:

                 (i) the Contract number, Order number, and Release number,
                 (ii) the date shipment was made and the shipping point for Products;
                 (iii) that the line item on the Order matches the line item on the invoice, including the price and description, unless there has been a price decrease.

         (b) Sprint may specify additional invoicing instructions on the Order. Supplier may not invoice Sprint until Products are shipped, or Services have been accepted by Sprint.

         (c) Payment *** days after receipt of valid invoice for the first 12 months of this Agreement. Thereafter, payment is *** days from receipt of valid invoice . A legible FAX invoice is acceptable provided no other copy is provided.

(d) Sprint and Supplier may desire to facilitate certain commercial transactions between them electronically in Electronic Data Interchange ("EDI") format in substitution for conventional paper-based documents. EDI transactions under this Agreement, may include transmitting and receiving EDI data for ordering, invoicing and payment. Prior to initiating an EDI transaction, Sprint and Supplier will separately execute Sprint's Trading Agreement which will set forth the terms and conditions of the EDI transaction.

5.0      DELIVERY, TITLE, RISK OF LOSS





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*** Confidential Information has been omitted and filed separately with the
Securities and Exchange Commission.


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                                                                    CONTRACT NO.


         (a) Delivery of Products will be F.O.B. Origination Freight collect, and title and risk of loss will pass to Sprint, upon delivery to Sprint carrier. Supplier agrees to follow Sprint's shipping instructions, as detailed in Exhibit B, Sprint Transportation Routing Guide.

         (b) If Supplier fails to meet the delivery date, Sprint may direct expedited routing and excess costs will be debited to Supplier's account, or, in accordance with Paragraph 7, Cancellation for Cause, cancel all or part of the Order. If Products are delivered ahead of the delivery date, Sprint may:
                 (i) return the Products at Supplier's expense for early delivery; or
                 (ii) withhold payment for the Products until after the specified delivery date; or
                 (iii) place Products in storage for Supplier's account until the specified delivery date.

         (c) *** days before each quarter, Sprint will provide to Supplier a quarterly Forecast by Product, and upon Sprint's request, Supplier agrees to deliver any amount of Product included within that Forecast within ***days. On amounts exceeding the prorated volumes, delivery will occur consistently within *** days.

                 ***

         (d) The name, addresses and contact person of Supplier's Affiliates and distributors, through which any Services may be ordered by Sprint, are set forth in Exhibit C. Supplier will notify Sprint, in writing, of any changes in the Affiliates and distributors on Exhibit C.

6.0      INSPECTION, ACCEPTANCE AND QUALITY CONTROL

         (a) Sprint may inspect Products according to an agreed upon incoming inspection procedure and rejection rate. Products that fail to meet inspection criteria will be returned to Supplier, at Supplier's expense. Supplier will pay for reshipping conforming Products to Sprint. Sprint may place a hold on all pending Orders until Supplier has demonstrated that the cause for rejection has been corrected. If the cause for rejection is not corrected within 30 days after rejection, Sprint may cancel outstanding Orders without further obligation or liability. Sprint may conduct a site inspection at Supplier's facility during business hours by providing 7 days notice to Supplier.

          (b) If Supplier becomes aware of any problem with a Product that is of a safety, regulatory compliance, environmental compliance, or serious performance nature, and changes the design or documentation related to the Product, Supplier must implement the change in accordance with Exhibit D.





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*** Confidential Information has been omitted and filed separately with the
Securities and Exchange Commission.


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                                                                    CONTRACT NO.



         (c) In order for the Products to be connected to the Sprint public communications network, the Products must pass Sprint's certification tests. This includes any material modifications made to any Products to ensure operability and backward compatibility with Sprint's network. Such materiality shall be determined by Sprint. Accordingly, Supplier will provide Sprint units of Product at no charge, along with cables, and Documentation, to enable Sprint to perform its certification process.

7.0      CANCELLATION

         (a) Cancellation for Cause. Sprint may cancel an Order, in whole or in part, if Supplier fails or refuses to deliver Products or Services as ordered on the delivery date, or if Supplier is not performing in accordance with Supplier-published specifications. Sprint's acceptance of all or any part of the Products or Services will not waive claims which Sprint may have for delays.

                 If Sprint cancels an Order in whole or in part for cause, Sprint may procure similar Products or Services from a third party, and Supplier must pay Sprint for the excess cost for the replacement Products or Services to be capped at 200% of Sprint's purchase price for that Order. If cancellation is partial, Supplier must continue the performance of the remaining portion of the Order

         (b)     Cancellation for Convenience:

                 (i) Prior to delivery, for Releases and orders under ***, Sprint may, without penalty or other liability reschedule or cancel a delivery. For Releases or Orders over ***, Sprint may cancel a Release or Order within *** days of the shipment date, or pay reasonable inventory carrying costs until such inventory is sold to Sprint.

                 (ii) After partial delivery, Sprint may cancel any or all of the remaining portion of the Release or Order upon written notice. Upon receipt of notice, Supplier must discontinue work, preserve and protect materials, work in progress and completed work and conclude performance in accordance with Sprint's instructions. Sprint will pay Supplier's costs properly incurred (substantiated by documentation satisfactory to Sprint) Supplier will not be entitled to any additional damages on account of cancellation.

8.0      TERRITORY





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*** Confidential Information has been omitted and filed separately with the
Securities and Exchange Commission.


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                                                                    CONTRACT NO.



The territory will be defined by the address of Sprint's network services client. Supplier will ship Products only to United States locations at Sprint's expense. Sprint will be responsible for shipment of Supplier's Products outside of the United States, at Sprint's expense. Supplier's Products shall be leased, resold or integrated only into Sprint network services offerings for clients that are United States based, United States based multinationals or United States based divisions of international corporations.

9.0      WARRANTY

         (a) Supplier warrants all Equipment against material defects in material and workmanship and warrants that Equipment will strictly conform with Supplier's written specification for 5 years from either the date of shipment (or installation if applicable). Equipment that is repaired or replaced is warranted by Supplier for the remaining period of the original warranty, or for 90 days from date of shipment by Supplier, whichever is longer. All Equipment must be new.

         (b) If the Equipment is defective in material or workmanship or fails to comply with the applicable Equipment specification during the warranty period, Supplier will repair or replace the Equipment at Supplier's facility or modify the Equipment to comply with the Equipment specification. Sprint will notify Supplier if Sprint requires the original Equipment to be repaired and returned to Sprint. Sprint will pay the cost of shipping the defective Equipment to Supplier. The repair or replacement of the Equipment will be made within 10 business days of receipt by Supplier, at no charge to Sprint. Shipment of the repaired Equipment to Sprint will be at Supplier's expense. If Supplier is unable to repair or replace the Equipment or to modify the Equipment within the 10 business days, Sprint may reject the Equipment and Supplier will refund to Sprint all monies paid in connection with that Equipment including but not limited to shipping..

         (c) Supplier warrants that all Products, when delivered, conform to all applicable laws and regulations.

         (d)              i)      Supplier warrants all Software will be in
                          accordance with Supplier's specifications for a period of 45 days, from Sprint's acceptance. Supplier will, at its option, correct or replace any defective Software version or update at Supplier's expense, if the Software was installed properly and used in accordance with Supplier's specification.


                 ii) Supplier has the full power and authority to grant the license granted Sprint under this Agreement with respect to the Software, and neither the license to nor use by Sprint of the Software, as permitted under this Agreement, will in any way constitute an infringement or other violation of any copyright, patent, trade secret, trademark, nondisclosure, or any other intellectual property right, moral right, or right of publicity. The





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                          Software licensed under this Agreement will be free
                          and clear of all liens and encumbrances.

                 iii) To the best of Supplier's knowledge, after investigation, neither Supplier nor its personnel performing Services under this Agreement has any existing obligation that would violate or infringe upon the rights of third parties, including property, contractual, employment, trademark, trade secrets, copyright, patent, proprietary information and non disclosure rights, that might affect Vendor's ability to fulfill its obligations under this Agreement.

                 iv) During Term or when Maintenance is provided after the Term, Supplier guarantees that its maintenance and technical support Services described in this Agreement and the Schedule hereto will be available for the then-current and immediately preceding versions of the Software licensed under this Agreement.

         (e) Supplier warrants all Services provided will be performed in a workmanship like and timely manner, in conformance with the highest professional standards of the industry and to Sprint's reasonable satisfaction. Defective or deficient Services will be corrected, or, at Sprint's option, monies paid to Supplier in connection with the Services will be refunded.

         (f) Additional Supplier warranties and maintenance Services which must be provided by Supplier are included in Exhibit D.

         (g) The warranties are made solely to and for the benefit of Sprint and its Customer. Supplier makes no other warranties with respect to the products or any services and disclaims all other warranties, . Sprint's sole remedy with respect to any warranty or defect is as stated above.

10.0     SUPPLIER SUPPORT OBLIGATIONS

         Supplier agrees to provide to Sprint the support Services detailed in Exhibit E.

11.0     OWNERSHIP

         (a) All Equipment, materials, drawings, Software or data of every description that Supplier receives directly or indirectly from Sprint or from a third party on behalf of Sprint, or that is paid for in whole or in part by Sprint, is the property of Sprint ("Sprint-owned"). Supplier must mark all such property as Sprint-owned, and must return all Sprint-owned property to Sprint upon Sprint's request, or upon the termination or expiration of this Agreement, whichever is earlier. Supplier is responsible and must account for all Sprint-owned property, and bears the risk of loss while the property is in Supplier's possession. Sprint-owned property may only be used in Supplier's performance of this Agreement. Sprint may inspect any





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                                                                    CONTRACT NO.


                 agreements and associated records, including invoices, by which Supplier acquires Sprint-owned property.

         (b) Supplier retains all ownership and unrestricted rights to the Products. In the future, Sprint and Visual may conduct good faith negotiations on future product enhancements to the Products as part of a new and separate executed agreement.
                 The purpose of such agreement will be to define possible specific developments unique to Sprint (for which Sprint would pay for development) and possible specific, defined restrictions on Supplier's distribution rights for those developments.

12.0     PROPRIETARY INFORMATION

         (a) Supplier and Sprint acknowledge that while performing this Agreement they may have access to Supplier-owned or Sprint-owned trade secrets including, but not limited to, products, planned products, service or planned service, suppliers, customers, prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing promotions, discoveries, current or planned activities, research, development or other information relating to Sprint's or Supplier's business activities or operations or those of either's customers or suppliers ("Proprietary Information").

         (b) This Agreement creates a confidential relationship between Sprint and Supplier. Sprint and Supplier will keep Proprietary Information confidential and, except as authorized by Sprint or Supplier in writing, Supplier and Sprint may only use Proprietary Information to perform the Services or provide the Products as required under this Agreement, and may only make copies necessary for performing or reselling the Services or providing the Products. Supplier or Sprint will label all Proprietary Information as proprietary or if disclosed in an intangible format, confirm in writing within 30 days of disclosure. Upon cessation of work, or upon Sprint's or Supplier's request, Sprint or Supplier will return all documents and other materials in their control that contain or relate to Proprietary Information.

         (c) Sprint may require signed non-disclosure agreements from Supplier's employees, agents or subcontractors.

         (d) Proprietary Information does not include information that Supplier or Sprint can demonstrate by written documentation:

                 (i) is rightfully known to Supplier or Sprint prior to negotiations leading to this Agreement;

                 (ii) is independently developed by Supplier or Sprint without any reliance on Proprietary Information; or


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                 (iii)    is or later becomes part of the public domain or is
                          lawfully obtained by Supplier or Sprint from a third party.

         (e) Supplier and Sprint acknowledge that disclosure of Proprietary Information by Supplier or Sprint will cause irreparable injury to Sprint or Supplier, Sprint's Customers and other suppliers, that is inadequately compensable in monetary damages. Accordingly, Sprint or Supplier may seek injunctive relief in any court of competent jurisdiction for the breach or threatened breach of this Section 12, in addition to any other remedies in law or equity.

13.0     LICENSE OF SOFTWARE

         (a) "Software" means any program stored on any media, including but not limited to, magnetic tape, semiconductor device, disk, or other memory device, or computer memory and including related items. Supplier grants to Sprint a non-exclusive, fully paid-up, perpetual license to use the object code of the Software with the right to sublicense the object code to its Customers, provided that the object code will only be used in connection with the Products for which it was acquired and by Sprint's consultants and agents on a need-to-know basis. This right to use and sublicense the object code is subject to payment of applicable license fees.

         (b) Sprint acknowledges that Supplier claims that the Software is proprietary to Supplier and third parties from whom Supplier has acquired license rights. Title to the Software will remain with Supplier or the third-party owners. Sprint will enter into a software license agreement with its Customers, prior to providing the object code of the Software. The software license will be either a separate agreement or a master sublicense agreement under which various products are sublicensed by Sprint and will contain provisions that are no less restrictive than those of this Section 13.

         (c) Sprint may copy the object code of the Software for the purpose of distributing it to its Customers. Additionally, Sprint, its distributors, Customers and prime contractors may copy the object code of the Software for back-up or archival purposes. Each copy of the Software made by Sprint, its distributors, Customers, and prime contractors will include the proprietary notice contained in the Software as delivered by Supplier.

         (d) During the Term of this Agreement or when maintenance is provided following the Term, Sprint may distribute copies of any Software correction, modification, or update provided to Sprint or its Customers at no additional cost.

         (e) Sprint will not, and will not assist any third party to, modify, reverse assemble, reverse compile or reverse engineer the Software.

         (f) The expiration or termination of this Agreement will not terminate the right of Sprint or its Customers to use the Software.


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         (g)     Supplier warrants, that it is not necessary for Sprint, or its
                 Customers to obtain a license from any third party in order to use the Products, other than the license granted by Supplier under Sections 13 and 15.

         (h) Failure to comply with Section 13 is a material breach of this Agreement.

14.0     ESCROW AGREEMENT

         (a) Within 30 days after the Effective Date, Supplier and Sprint will enter into an escrow agreement ("Escrow Agreement") with an escrow agent. The Escrow Agreement will provide for the delivery of items necessary to recreate, modify, maintain and use the Software, including without limitation, flow chart and diagrams, compilers, operating Software, and relevant documentation, such as design documentation and the document environment ("Source Code") to the escrow agent, and require the Supplier to deposit in escrow any modifications or enhancements to the Source Code of the Software within 45 days after provision of such modifications and/or enhancements to Sprint or its Customers. In addition, Sprint will be permitted to inspect the Source Code, which has been deposited in escrow, through an independent third-party, to verify that the Source Code has been deposited and that it contains everything needed to use and maintain the Software. The fees of the escrow agent will be paid by Sprint.

         (b) Sprint will have the right to obtain a copy of the Source Code from the escrow agent to maintain, modify and enhance the Software for itself and sublicensees, subject to the confidentiality provisions of this Agreement, and only if one or more of the following events occurs:

                 (i) Supplier willfully refuses for more than 30 days to deliver the Software to Sprint, or to support the Software licensed by Sprint to a Customer, in breach of Supplier's obligations under this Agreement, or

                 (ii) Supplier is unable to deliver the Software to Sprint due to Supplier's voluntary or involuntary bankruptcy, insolvency, dissolution or cessation of active business operations for a period of more than 30 days.

                 If one or more of the above listed events occurs, Supplier automatically, by the terms of this Agreement, grants to Sprint a personal (except for third parties permitted to work with the source code pursuant to Subsection (c) below, non-exclusive, royalty free, worldwide license to use the Source Code for the purpose of meeting its support obligations to itself and its Customers. The 30-day period referred to in subsections (i) and (ii) commences when Supplier receives written notice from Sprint that the event has occurred.

         (c) In the event of an Escrow withdraw as set forth in this Section, Sprint may not sublicense the Source Code to any third party not a Customer. Sprint may permit


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                 third parties to work with the Source Code on Sprint's behalf, provided the third-parties are subject to a non-disclosure agreement.

15.0     USE OF PRODUCTS

         (a) The Products purchased under this Agreement may either be used by Sprint or Sprint may sell, lease, sublicense or distribute in any manner the Equipment or Software directly to its Customers. Supplier licenses to Sprint and authorizes Sprint to sublicense to Customers the right to use any intellectual property, if any, contained in the Products for use by Sprint and its customers under this Agreement.

         (b) Sprint may make copies of Product documentation if Sprint reproduces Supplier's proprietary notice on each copy.

16.0     LIABILITY AND INDEMNIFICATION

         (a) Supplier and Sprint agree to release, irrevocably and forever each other, and will defend, pay all judgments, expenses, and costs (including attorney fees) and generally indemnify, defend and hold each other harmless from all liability, suit, claim or proceeding ("claims") resulting from the performance or non-performance of this Agreement brought against either party by any person for any damage, loss or destruction of any kind, including, without limitation, loss to any property or for any personal injury, including, without limitation, death, defamation and invasion of privacy, to any person, including without limitation any personnel of Sprint or Supplier if the loss, destruction, injury or death results or allegedly results, in whole or in part, from the act, negligence, error, omission or willful misconduct or breach of this Agreement by Supplier or Sprint.

         (b) Supplier agrees to handle and defend all claims brought against Sprint or its Customers, including without limitation, Sprint's lessees, bailees, transferees and assigns, so far as based on any claim that the work or Services performed, or the Products furnished or manufactured by Supplier in the course of this Agreement or any resulting use or sale of any work, Services or Products constitutes an infringement of any patent or copyright of any country, or misappropriation of any trade secret, or constitutes a breach of any moral right, right of publicity, or intellectual property right.

         (c) If the sale or use of the Products or Services is enjoined, Supplier must, at Supplier's option and Supplier's expense, either:

                 (i) procure for Sprint and its Customers the right to use the Products or Services; or

                 (ii) replace the Products or Services with equivalent non-infringing Products or Services; or

                                                                    CONTRACT NO.



                 (iii) modify the Products and Services so they become non-infringing; or

                 (iv) remove the Products or Services and refund the purchase price, including transportation, installation, removal and other incidental charges.

         (d Sprint will notify Supplier in writing of any claims, and will provide information, assistance and authority for Supplier's handling and defense of the claim, all at Supplier's expense.

         (e)       Other than the parties's  indemnification obligations under section 16 of this agreement, neither party will be responsible to the other for: i) except for indemnifications made under Section 16b, special, indirect or consequential loss or damage (including lost data) whether or not such loss or damage is caused by the fault or negligence of that party, its employees, agents or subcontractors, ii) for procurement of substitute goods, technology of services, iii) except for indemnification obligations under Section 16b, any amounts in excess, in the aggregate, *** This section does not limit liability for bodily injury to a person.

17.0     INSURANCE

         (a) Supplier will obtain and maintain during the term of this Agreement, with financially reputable insurers licensed to do business in all jurisdictions where Product or Services are delivered or performed and that are reasonably acceptable to Sprint, not less than the following insurance:

                 (i) Workers' Compensation as required under any Workers' Compensation or similar law in the jurisdiction where the Product is manufactured or work is performed with an employer's liability limit of not less than $500,000 per accident; and

                 (ii) Commercial General Liability, including Product Liability Insurance and Contractual Liability and Products/Completed Operations Liability, with a limit of not less than $1,000,000 combined single limit per occurrence for bodily injury, personal injury, and property damage liability, naming Sprint as an additional insured;

                 (iii) Business Auto liability insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile with minimum limits of one million dollars ($1,000,000) combined single limit per accident for each bodily injury, including death, and property damage liability, naming Sprint as an additional insured; and





-------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                    CONTRACT NO.



                 (iv) "All Risk" Property Insurance covering not less than the full replacement cost of Supplier's personal property while installing, training, or servicing on Sprint or Customer premises.

         (b) Certificates of Insurance. Supplier must, as a material condition of this Agreement, prior to commencement of any work and prior to any renewal of insurance, deliver to Sprint a certificate of insurance, satisfactory in form and content to Sprint, evidencing that the above insurance, is in force and will not be canceled or materially altered without first giving Sprint 30 days' prior written notice.

         (c) Nothing contained in this Section 17 limits Supplier's liability to Sprint to the limits of insurance certified or carried.

18.0     RIGHT OF AUDIT

         Supplier will maintain all records pertaining to this Agreement for at least 3 years after final payment. Sprint may audit, copy and inspect the records at reasonable times during the term of this Agreement and for the 3-year period to verify costs incurred. The audit will be performed by an independent third party mutually agreed upon and paid for by Sprint, unless issues related to costs charged Sprint or Supplier's performance are discovered, in which case the Supplier will incur the cost of the audit.

19.0     NOTICE

         Any communication relating to this Agreement must be in writing and reference the Contract Number and Order number, if applicable and sent by certified mail, return receipt requested, telex, facsimile or overnight mail to the following addresses or as may be later designated by written notice of a party:




         Sprint:          Ted Berberich
                          SPRINT
                          Switched Data Services
                          8320 Ward Parkway
                          Kansas City, MO 64114
                          Phone: (913) 624-4681
                          Fax:   (913) 624-4681

         Copy:            Ted Freese
                          Lead Negotiator, Materials & Services Management
                          SPRINT
                          903 E. 104th Street
                          Kansas City, MO 64131

                                                                    CONTRACT NO.


                          Phone: 816-854-7880
                          Fax:   816-854-7022

         With a copy of Default Notice to:

                 SPRINT LAW DEPARTMENT
                 8140 Ward Parkway
                 Kansas City, Missouri  64114

         Supplier:        Richard Wathen, VP Finance
                          VISUAL NETWORKS
                          2092 Gaither Road
                          Rockville, MD 20850
                          Phone: 301-330-7140
                          Fax:   301-258-5137

20.0     ARBITRATION

         (a) Any dispute arising out of or relating to this Agreement, including any issues relating to arbitrability or the scope of this arbitration clause, will be finally settled by arbitration in accordance with the rules of the American Arbitration Association applying the substantive law of Kansas without regard to any conflict of laws provision. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Section 1 et seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the Kansas City, Missouri metropolitan area. The arbitrators are not empowered to award damages in excess of compensatory damages and each party waives any damages in excess of compensatory damages. Notwithstanding the foregoing, Sprint or Supplier may bring a claim for injunctive relief as provided in Section 12(e) in a court of competent jurisdiction without first submitting the matter to Arbitration.

         (b) Claims made by Supplier may only be brought against the Sprint Affiliate which issued the Order giving rise to the claim.

21.0             FEDERAL REQUIREMENTS

         (a) Sprint's Status as a Government Contractor. If Sprint or the federal government determines that this Agreement supports specific requirements included in a Sprint contract or subcontract with the federal government, Supplier will be subject to certain federal acquisition regulations ("FAR's") contained in Sprint's contract or subcontract. Supplier will be subject only to FAR's that must be included in all subcontracts as a matter of law. The applicable FAR will be attached to the affected Order.

                                                                    CONTRACT NO.



         (b) Small Business/Small Disadvantaged Business Reporting. If this Agreement has subcontracting opportunities, Supplier will make an accounting of dollars applicable to the Products and Services purchased by Sprint that are subcontracted to firms that are Small Businesses, Small Disadvantaged Businesses, or Women-Owned Businesses under Small Business Administration Regulations. These dollars will be reported annually in writing to the following address:

                 Small Business Coordinator
                 SPRINT
                 903 E. 104th Street
                 Kansas City, Missouri  64131

22.0     GENERAL

         (a) Ethics Code. Supplier agrees to comply with Sprint's Code of Ethics, where applicable, a copy of which is attached to this Agreement and is incorporated in this Agreement.

         (b) Supplier Performance. Time is of the essence in Supplier's performance under this Agreement. Sprint is not obligated to pay for Products delivered or Services performed which do not conform to Sprint's Order.

         (c) Independence of Parties. Neither party is in a joint venture with or partner or agent of the other. Neither party has the authority to bind the other in any way. Both parties agree not to make any commitment in the name of or which purports to be binding on the other.

         (d)     Independent Contractor

                 (i) Supplier must comply with laws, regulations and orders relating to equal employment opportunity, workers' compensation, unemployment compensation and FICA. Upon request, Supplier will furnish Sprint with its EEO policies and procedures, verification of workers' compensation, unemployment compensation, FICA and the number of hours any individual performs Services for Sprint within any 12 consecutive month period.

                 (ii) Supplier, its subcontractors, employees or agents are independent contractors for all purposes and at all times. Supplier has the responsibility for, and control over, the means and details of performing the Services, subject to Sprint's inspection. Supplier will provide all training, hiring, supervising, hours of work, work policies and procedures, work rules, compensation, payment for expenses and discipline and termination of its employees.

                                                                    CONTRACT NO.



                 (iii) Sprint will incur no responsibility or obligation to employees, agents, subcontractors or other parties utilized by Supplier to perform the Services set forth in this Agreement. Such person or parties will, at all times, remain employees, agents or subcontractors (whichever is applicable) of Supplier.

                 (iv) Supplier is solely responsible for payment of wages, salaries, fringe benefits and other compensation of, or claimed by, Supplier's employees including, without limitations, contributions to any employee benefit, medical or savings plan and is responsible for all payroll taxes including, without limitation, the withholding and payment of all federal, state and local income taxes, FICA, unemployment taxes and all other payroll taxes. Supplier is also solely responsible for compliance with applicable Workers' Compensation laws with respect to maintenance of workers' compensation coverages on Supplier's employees. Supplier will indemnify and defend Sprint from all claims by any person, government or agency relating to payment of taxes and benefits, including without limitation, any penalties and interest which may be assessed against Sprint. Supplier will similarly indemnify and defend Sprint from all claims by any person or governmental agency which arise directly or indirectly from any failure by Supplier to comply with applicable Workers' Compensation laws with respect to maintenance of workers' compensation coverage on Supplier's employees.

                 (v) If Sprint determines that a Supplier-provided employee, agent or subcontractor is not providing satisfactory service, Sprint will advise Supplier and may require Supplier to remove that individual or subcontractor. Sprint will only pay for work actually performed by the removed individual or subcontractor prior to Sprint's notice for removal and not for transportation or per diem costs associated with replacing the individual. Supplier will submit additional resumes to Sprint for purposes of filling a vacancy at no additional charge.

                 (vi) Supplier and Sprint will require its employees, agents and subcontractors to comply with the terms and conditions of this Agreement.

         (f) Survival. Numbered provisions 9, 10 ,11, 12, 13, 14, 15, 16, 17, 18, 20, 22(j) and (k) will survive the expiration or termination of this Agreement, as well as provisions in this Agreement that by their content are intended to survive the performance, termination or cancellation of this Agreement.

         (g) Severability. If a provision of this Agreement is unenforceable, the remaining provisions will remain in effect, to be construed as if the unenforceable provision were originally deleted.

                                                                    CONTRACT NO.



         (h) Waiver. The waiver of a breach of any term of this Agreement will not constitute the waiver of any other breach of the same or any other term.

         (i) Assignment. Neither party may assign all or any part of this Agreement without the prior written notice of the other, which may not be unreasonably withheld, except Sprint may assign this Agreement to any Sprint controlled Affiliate without Supplier's consent.

         (j) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Kansas, without regard to any conflict of laws provision therein.

         (k) Publicity. Except as required by law or this Agreement, neither party will, without the other party's prior written consent, which shall not be unreasonably withheld:

                 (i) make any news release, public announcement, denial or confirmation of this Agreement or its subject matter; or

                 (ii) in any manner advertise or publish the fact of this Agreement

         (l) Remedies. Remedies available to either party under this Agreement are cumulative and may be exercised concurrently or separately. The exercise of any one remedy is not an election of that remedy to the exclusion of other remedies. The rights and remedies of the parties in this Agreement are not exclusive and are in addition to any other rights and remedies available in law or in equity.

         (m) Security. Supplier warrants and agrees its employees, agents and subcontractors will abide by Sprint's security requirements provided by Sprint to Supplier for the designated premises where services are performed under this Agreement. Any security breach will be referred to Sprint's Corporate Security department.

                 Supplier will be liable for any security breach resulting from its failure to comply with Sprint Security requirements, and will indemnify, defend and hold Sprint harmless for any loss or damage arising out of or relating to any security breach.

         (n) Weapons. Supplier is prohibited from carrying weapons or ammunition onto Sprint's premises or using or carrying weapons while performing work on Sprint's behalf or attending Sprint-sponsored activities. Supplier further agrees to comply with any postings or notices located at Sprint's premises regarding safety, security or weapons.

23.0     ENTIRE AGREEMENT

         This Agreement, including all Exhibits listed below, contains the entire agreement between the parties with respect to the subject matter contained. In the event of an

                                                                    CONTRACT NO.


         inconsistency between the terms of this Agreement and those of an Order, the terms of this Agreement control. In the event of an inconsistency between the body of this Agreement and the exhibits, the body of this Agreement controls:

         Exhibit A including any related Schedules:
              Product and Cable prices to Sprint
              Post Term Maintenance Support Fees
              Post Warranty Equipment Warranty Fees
              Installation Fees
              Post Term Spare Parts Prices

         Exhibit B:  Sprint Transportation Routing Guide

         Exhibit C:  Supplier Affiliates and Distributors

         Exhibit D:  Warranty and Maintenance Services

         Exhibit E:  Supplier Support Obligations

                                                                    CONTRACT NO.


SIGNED:


SPRINT/UNITED MANAGEMENT                    VISUAL NETWORKS COMPANY


/s/ John Todd                               /S/ Richard Wathen
--------------------------------            ----------------------------------
(SIGNATURE)                                 (SIGNATURE)

JOHN TODD                                   RICHARD WATHEN
--------------------------------            ----------------------------------
(PRINT NAME)                                (PRINT NAME)

VP - ENTERPRISE SERVICES                    CHIEF FINANCIAL OFFICER
--------------------------------            ----------------------------------
(TITLE)                                     (TITLE)

8/22/96                                     8/20/96
--------------------------------            ----------------------------------
(DATE)                                      (DATE)





/S/ GARY MEDFORD
--------------------------------
(SIGNATURE

GARY MEDFORD
--------------------------------
(PRINT NAME)

AVP - MATERIALS & SERVICES MGMT.
--------------------------------
(TITLE)

AUGUST 23, 1996
--------------------------------
(DATE)